PURCHASE AGREEMENT NUMBER 2262

                                     between

                               THE BOEING COMPANY

                                       and

                            American Trans Air, Inc.


                    Relating to Boeing Model 737-83N Aircraft

                                TABLE OF CONTENTS


                                                       SA
ARTICLES                                              NUMBER

       1.         Quantity, Model and Description

       2.         Delivery Schedule

       3.         Price

       4.         Payment

       5.         Miscellaneous


TABLE

       1.         Aircraft Information Table


EXHIBIT

       A.         Aircraft Configuration

       B.         Aircraft Delivery Requirements and Responsibilities


SUPPLEMENTAL EXHIBITS

       AE1.       Escalation Adjustment/Airframe and Optional Features

       BFE1.      BFE Variables

       CS1.       Customer Support Variables

       (Confidential Material Omitted)

       SLP1.      Service Life Policy Components

                                                           SA
LETTER AGREEMENTS                                        NUMBER


2262-01                    Demonstration Flight Waiver

2262-02                    Spares Intial provisioning


(Confidential Material Omitted)

                           Purchase Agreement No. 2262

                                     between

                               The Boeing Company

                                       and

                            American Trans Air, Inc.

                         ------------------------------

     This Purchase Agreement No. 2262 dated as of between The Boeing Company (Boeing) and American Trans Air, Inc. (Customer) relating to the purchase and sale of Model 737-83N aircraft incorporates the terms and conditions of the Aircraft General Terms Agreement dated as of between the parties, identified as AGTA-AAT (AGTA).

Article 1.        Quantity, Model and Description.
                  -------------------------------

                  The aircraft to be delivered to Customer will be designated as Model 737-83N aircraft (the Aircraft). Boeing will manufacture and sell to Customer Aircraft conforming to the configuration described in Exhibit A, which is part of this Purchase Agreement, in the quantities listed in Table 1 to the Purchase Agreement.

Article 2.        Delivery Schedule.
                  -----------------

                  The scheduled months of delivery of the Aircraft are listed in the attached Table 1, which is part of this Purchase Agreement. Exhibit B, which is part of this Purchase Agreement, describes certain responsibilities for both Customer and Boeing in order to accomplish the delivery of the Aircraft.

Article 3.        Price.
                  -----

     3.1 Aircraft Basic Price. The Aircraft Basic Price is listed in Table 1 in subject to escalation dollars.

                  3.2 Advance Payment Base Prices. The Advance Payment Base Prices listed in Table 1 were calculated utilizing the latest escalation factors available to Boeing on the date of this Purchase Agreement projected to the month of scheduled delivery.



Article 4.        Payment.
                  -------

     4.1 Boeing acknowledges receipt of a deposit in the amount shown in Table 1 for each Aircraft (Deposit).

     4.2 The standard advance payment schedule for the Model 737-83N aircraft requires Customer to make certain advance payments, expressed in a percentage of the Advance Payment Base Price of each Aircraft beginning with a payment of 1%, less the Deposit, on the effective date of the Purchase Agreement for the Aircraft. Additional advance payments for each aircraft are due on the first business day of the months listed in the attached Table 1.

     4.3 For any Aircraft whose scheduled month of delivery is less than 24 months from the date of this Purchase Agreement, the total amount of advance payments due for payment upon signing of this Purchase Agreement will include all advance payments which are past due in accordance with the standard advance payment schedule set forth in paragraph 4.2 above.

     4.4 Customer will pay the balance of the Aircraft Price of each Aircraft at delivery.

Article 5.        Miscellaneous.
                  -------------

     5.1 Aircraft Information Table. Table 1 consolidates information contained in Articles 1, 2, 3 and 4 with respect to (i) quantity of Aircraft, (ii) applicable Detail Specification, (iii) month and year of scheduled deliveries,
(iv) Aircraft Basic Price, (v) applicable escalation factors and (vi) Advance Payment Base Prices and advance payments and their schedules.

     5.2 Escalation Adjustment/Airframe and Optional Features. Supplemental Exhibit AE1 contains the applicable airframe and optional features escalation formula.

     5.3 Buyer Furnished Equipment Variables. Supplemental Exhibit BFE1 contains vendor selection dates, on dock dates and other variables applicable to the Aircraft.

     5.4 Customer Support Variables. Supplemental Exhibit CS1 contains the variable information applicable to information, training services and other things furnished by Boeing in support of the Aircraft.

     5.5 Engine Escalation Variables. Supplemental Exhibit EE1 contains the applicable engine escalation formula, the engine warranty and the engine patent indemnity for the Aircraft.

     5.6 Service Life Policy Component Variables. Supplemental Exhibit SLP1 lists the airframe and landing gear components covered by the Service Life Policy for the Aircraft.

     5.7 Negotiated Agreement; Entire Agreement. This Purchase Agreement, including the provisions of Article 8.2 of the AGTA relating to insurance, and
Article 11 of Part 2 of Exhibit C of the AGTA relating to DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES, has been the subject of discussion and negotiation and is understood by the parties; the Aircraft Price and other agreements of the parties stated in this Purchase Agreement were arrived at in consideration of such provisions. This Purchase Agreement, including the AGTA, contains the entire agreement between the parties and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written, and may be changed only in writing signed by authorized representatives of the parties.


DATED AS OF                                        ,   2000
                     ------------------------------

American Trans Air, Inc.                               THE BOEING COMPANY




By                                                     By




Its                                                    Its